Exhibit 21.1

Crescent Energy Company Subsidiaries		Jurisdiction
1.	Bridge Energy Holdings LLC	Delaware
2.	Bridge Energy LLC	Delaware
3.	Bridge Energy Management LLC	Delaware
4.	CMP Legacy Co. LLC	Delaware
5.	CMP Venture Co. LLC	Delaware
6.	Colt Admiral A Holding GP LLC	Delaware
7.	Colt Admiral A Holding L.P.	Delaware
8.	Contango AgentCo Onshore, Inc.	Delaware
9.	Contango Alta Investments, LLC	Delaware
10.	Contango Crescent Renee LLC	Delaware
11.	Contango Crescent VentureCo I LLC	Delaware
12.	Contango Midstream Company, LLC	Delaware
13.	Contango Oil & Gas Management LLC	Delaware
14.	Contango Resources, LLC	Delaware
15.	Contaro Company, LLC	Delaware
16.	Crescent Conventional LLC	Delaware
17.	Crescent Energy Finance LLC	Delaware
18.	Crescent Energy OpCo LLC	Delaware
19.	Crescent Minerals Partners Management LLC	Delaware
20.	DMA Royalty Investments L.P.	Delaware
21.	EIGF Minerals GP LLC	Delaware
22.	EIGF Minerals L.P.	Delaware
23.	Falcon Holding L.P.	Delaware
24.	FourPass Energy LLC	Delaware
25.	IE Buffalo Holdings LLC	Delaware
26.	IE Buffalo Minerals LLC	Delaware
27.	IE L Merger Sub LLC	Delaware
28.	Independence Energy Management LLC	Delaware
29.	Independence Minerals GP LLC	Delaware
30.	Independence Minerals Holdings LLC	Delaware
31.	Independence Minerals L.P.	Delaware
32.	Independence Upstream GP LLC	Delaware
33.	Independence Upstream Holdings GP LLC	Delaware
34.	Independence Upstream Holdings L.P.	Delaware
35.	Independence Upstream L.P.	Delaware
36.	Javelin EF Aggregator L.P. fka Venado EF Aggregator L.P.	Delaware
37.	Javelin EF GP LLC fka Venado EF GP LLC	Delaware
38.	Javelin EF L.P. fka Venado EF L.P.	Delaware
39.	Javelin EFA GP LLC fka Venado EFA GP LLC	Delaware
40.	Javelin EFA Holdings LLC fka Venado EFA Holdings LLC	Delaware
41.	Javelin Energy Partners Management LLC	Delaware
42.	Javelin Marketing, LLC fka Venado Marketing, LLC	Delaware
43.	Javelin Oil & Gas, LLC fka Venado Oil & Gas, LLC	Delaware
44.	Javelin Palo Verde Aggregator L.P. fka Palo Verde Aggregator L.P.	Delaware
45.	Javelin Palo Verde GP LLC fka VOG Palo Verde GP LLC	Delaware

Crescent Energy Company Subsidiaries		Jurisdiction
46.	Javelin Palo Verde LP fka VOG Palo Verde LP	Delaware
47.	Javelin Uinta LLC	Delaware
48.	Javelin VentureCo LLC	Delaware
49.	KNR Resource Holdings GP I LLC	Delaware
50.	KNR Resource Holdings I L.P.	Delaware
51.	KNR Resource Investors GP LLC	Delaware
52.	KNR Resource Investors L.P.	Delaware
53.	KNR Resources Investors GP LLC	Delaware
54.	Madden AgentCo Inc.	Delaware
55.	Madden AssetCo LLC	Delaware
56.	Mineral Acquisition Company I, LP	Delaware
57.	Newark Acquisition GP I LLC	Delaware
58.	Newark Acquisition I L.P.	Delaware
59.	Newark C-I Holding L.P.	Delaware
60.	Newark Holding Agent Corp.	Delaware
61.	Renee Acquisition LLC	Delaware
62.	Renee C-I Holding Agent Corp.	Delaware
63.	Renee C-I Holding L.P.	Delaware
64.	Renee Holding GP LLC	Delaware
65.	Springfield GS Holdings LLC	Delaware
66.	Sunrise Independence WI AgentCo Inc.	Delaware
67.	Titan Energy Holdings L.P.	Delaware
68.	Vine Royalty GP LLC	Delaware
69.	Vine Royalty L.P.	Delaware